UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) June 20, 2007

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania  19053
(Address of Principal Executive Offices)     (Zip Code)

(215) 354-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 20, 2007, the Company announced that it had expanded its relationship with Snap Telecommunications, Inc. (“Snap”), a wholly owned subsidiary of Aequus Technologies Corp. and a provider of Video Relay Services (“VRS”) that enables deaf and hard-of-hearing customers to improve the connection with people in their personal and business lives, to work to become the premier providers of technology and services to the over eight million people in the deaf and hard-of-hearing community.

This relationship provides for the use of the Ojo video phone, which offers high-quality, real-time, two-way video communications, to further expand the growing VRS market, to broaden the opportunities available to hearing impaired users in the workplace, and to expand Ojo’s availability to the friends and families of individuals that are deaf and hard-of-hearing. The Company will provide development and engineering resources to identify and provide desirable features and capabilities. As a result of Snap’s utilization of the Ojo network, the Company will receive from Snap a usage network service fee.  Snap has also placed a purchase order for 10,000 Ojos.

A copy of the Company’s press release announcing the expanded relationship is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated June 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date: June 26, 2007	/s/ Randall J. Gort
Randall J. Gort
Secretary